As filed with the Securities and Exchange Commission on February 20, 2013

Registration No. 333-163294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation or organization)

23-0993790

(I.R.S. Employer Identification Number)

One Quaker Park, 901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

Phone Number: (610) 832-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Barry

Chairman, Chief Executive Officer and President

Quaker Chemical Corporation

One Quaker Park, 901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

Phone Number: (610) 832-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howell J. Reeves, Esquire

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1926

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

REMOVAL OF SECURITIES FROM REGISTRATION

This post-effective amendment relates to the Form S-3 Registration Statement No. 333-163294 (the “Registration Statement”) of Quaker Chemical Corporation (the “Company”), declared effective by the Securities and Exchange Commission on January 29, 2010, which registered $100,000,000 of the Company’s securities, consisting of debt securities, preferred stock, depositary shares, common stock, Series B Preferred Stock Purchase Rights, warrants and units (collectively, the Registered Securities”). This post-effective amendment is being filed to remove from registration the $48,767,500 of Registered Securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Conshohocken, Commonwealth of Pennsylvania, on February 20, 2013.

QUAKER CHEMICAL CORPORATION

By	/s/ MICHAEL F. BARRY
Michael F. Barry Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL F. BARRY Michael F. Barry	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	February 20, 2013

/s/ MARGARET M. LOEBL Margaret M. Loebl	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 20, 2013

* George H. Hill	Global Controller (Principal Accounting Officer)	February 20, 2013

* Joseph B. Anderson, Jr.	Director	February 20, 2013

* Patricia C. Barron	Director	February 20, 2013

* Donald R. Caldwell	Director	February 20, 2013

* Robert E. Chappell	Director	February 20, 2013

* William R. Cook	Director	February 20, 2013

* Edwin J. Delattre	Director	February 20, 2013

/s/ MARK A DOUGLAS Mark A Douglas	Director	February 20, 2013

* Jeffry D. Frisby	Director	February 20, 2013

* Robert H. Rock	Director	February 20, 2013

*By	/s/ MICHAEL F. BARRY
Michael F. Barry Attorney-in-Fact under the Power of Attorney previously filed as Exhibit 24.1 to the Registration Statement.